UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  October 9, 2020
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Watford Holdings Ltd.
(Exact name of Registrant as Specified in its Charter)
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Bermuda	001-38788	98-1155442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08
Bermuda
(Address of Principal Executive Offices) (Zip Code)
+1 (441) 278-3455
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

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Item 8.01	Other Events.

On October 9, 2020, Watford Holdings Ltd., a Bermuda exempted company (the “Company” or “Watford”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Arch Capital Group Ltd., a Bermuda exempted company (“Parent”), and Greysbridge Ltd., a Bermuda exempted company limited by shares and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

On October 9, 2020, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information required by Item 1.01, including a copy of the Merger Agreement, will be filed in a separate Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release, dated October 9, 2020, issued by Watford Holdings Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Watford Holdings Ltd.
By:    /s/ Jonathan D. Levy
Name: Jonathan D. Levy
Title: Chief Executive Officer
Date: October 9, 2020